Exhibit 99.1

For Immediate Release

Phyhealth Contact:
Robert Trinka
Tel: (305) 779-1760
E-mail: rtrinka@phyhealth.com

Phyhealth Announces June 1st Opening of Sleep Care Center in Culpeper, Virginia

MIAMI— May 18, 2011 —Phyhealth Corporation (OTCQB: PYHH), today announced that its subsidiary, Phyhealth Sleep Care Corporation, will open its third diagnostic sleep center on June 1st, 2011, in Culpeper, Virginia.  The new sleep center is a four-bed facility, and with Phyhealth’s sleep centers in Denver and Longmont, Colorado, the Company will have a total of ten sleep care beds operating at its three locations. More information is available on Phyhealth Sleep Care’s website at www.phyhealthsleepcare.com.

David Neel, President of Phyhealth Sleep Care, stated, “We are very familiar with the Northern Virginia market, and Culpeper has the market characteristics we are seeking, particularly the favorable demographics and the potential for strong relationships with the local business and medical communities. We are especially pleased with the number of highly qualified sleep care technicians available locally. The Culpeper facility follows our same state-of-the-art design and equipment standards that have made our Colorado locations successful.  Our centers provide a unique home-like environment to ensure our sleep test results are based as closely as possible on the patient’s usual sleeping conditions.”

Robert Trinka, Chairman and CEO of Phyhealth added, “This is an exciting opportunity for the Sleep Care division, and we expect the Culpeper facility to reach full capacity quickly and begin producing revenue in June along with a significant new cash stream for Phyhealth beginning in the third quarter. Also, the Northern Virginia region offers attractive expansion opportunities, which Sleep Care will be well-positioned to exploit.”

Phyhealth’s sleep center is located in the Mulberry Commons commercial complex at 1300 Sunset Lane, Suite 3230 in Culpeper across the street from the Culpeper Health and Rehabilitation Center. Phyhealth has joined the Culpeper Chamber of Commerce and will introduce its sleep center to the community by exhibiting at the CulpeperFest on June 2, 2011. CulpeperFest www.culpeperfest.com is a popular event sponsored by the Chamber that provides local residents and businesses an excellent opportunity to see the wide array of products and services offered by Culpeper’s business community.

The Culpeper center is equipped with the latest sleep diagnostic systems from Philips Respironics, a division of Royal Philips Electronics, the diversified global health and well-being company; and will use beds and furnishings from the Denver Mattress Company, a leading manufacturer of bedding and specialty mattresses.  Both companies have ongoing business relationships with Phyhealth and have supplied the equipment, beds and furnishings for all Phyhealth Sleep Care centers.

About Phyhealth Corporation

Phyhealth develops innovative healthcare resources, including community health plans, in partnership with physicians. Phyhealth is committed to delivering high-quality affordable healthcare through its support of the traditional physician-patient relationship. The Phyhealth model empowers physicians to proactively manage patient health through prevention and the effective maintenance of chronic disorders. Phyhealth seizes opportunities to develop high value healthcare delivery facilities to serve communities, including Phyhealth Sleep Care Centers, which provide state-of-the-art diagnostic and therapeutic sleep disorder services.  Phyhealth’s businesses are designed to enhance the health of communities while improving physician financial rewards through increasing practice revenues, reducing operating expenses and restoring the economic value (equity) of independent physicians’ medical practices. Additional information is available at www.phyhealth.com.

Forward-Looking Statements

This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of Phyhealth Corporation, and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.